UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2008 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

9600 54th Avenue North, Suite 100
Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 18, 2008, Pascal E.R. Girin became Executive Vice President and President, Worldwide Neurovascular and International of ev3 Inc. In this new role, Mr. Girin will lead ev3’s worldwide neurovascular business in addition to his current responsibilities as president of ev3’s international business. Also on July 18, 2008, Matthew Jenusaitis resigned from his position as Senior Vice President and President, Neurovascular Division.
In connection with the appointment of Mr. Girin as Executive Vice President and President, Worldwide Neurovascular and International, Mr. Girin will be paid an annual base salary of 259,113 Euro, which is unchanged from his prior 2008 annual base salary, “expatriation premium” or “mobility premium” payments under French tax law based on the number of days which he will work outside of France on behalf of the Company in the aggregate amount of up to 99,672 Euro; and will be entitled to earn an annual target incentive bonus of up to 65% of his annual base salary and expatriation premium payments, based upon the achievement of performance objectives set by the Compensation Committee of ev3’s Board of Directors or the Board. Unlike his annual incentive bonus for 2007 performance, none of Mr. Girin’s annual incentive bonus for 2008 performance will be guaranteed. Mr. Girin’s change in control letter agreement will also be amended to clarify that the definition of “base pay” used in that agreement will include Mr. Girin’s expatriation premium payments. In connection with his new position, effective as of the first trading day after ten (10) full trading days have elapsed after the public release of ev3’s financial results for the second quarter 2008, Mr. Girin will be granted a non-statutory stock option to purchase 100,000 shares of ev3 common stock and a restricted stock unit for 38,550 shares of ev3 common stock. The option will have a per share exercise price equal to the greater of: (a) the “fair market value” (as defined in the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan) of a share of ev3 common stock grant date; or (b) 80% of the average closing price of a share of ev3 common stock, as reported by the NASDAQ Global Select Market, during the twenty (20) trading days preceding the date of grant. The option will have a term of 10 years from the grant date and will vest with respect to 25,000 of the shares purchasable thereunder, as of the 12-month anniversary of the grant date, and with respect to the remaining 75,000 of such shares, in 36 as nearly equal as possible monthly installments of shares on each of the one-month anniversary of the grant date, beginning with the first month after the 12-month anniversary of the grant date, in each case so long as Mr. Girin is still an employee or consultant of the Company or one of its subsidiaries as of such date. The restricted stock unit will vest and become issuable with respect to 19,275 of the shares underlying the stock grant on the two-year anniversary of the grant date, with respect to respect to an additional 9,637 of the shares underlying such stock grant on November 15, 2010, and with respect to the remaining 9,638 of the shares underlying such stock grant on November 15, 2011, in each case so long as Mr. Girin is still an employee or consultant of ev3 or one of its subsidiaries as of such date. The restricted stock unit will also vest and become issuable with respect to all of the remaining unissued shares that have not been previously issued to Mr. Girin immediately upon his to his heirs upon their request. The shares of ev3 common stock issued upon vesting of the restricted stock unit will be subject to a mandatory holding period of two years from the date of issuance. In accordance with more favorable French tax laws with respect to stock option grants, both the stock option and restricted stock unit will be granted to Mr. Girin on the first trading day after ten (10) full trading days have elapsed after the public release of ev3’s financial results for the second quarter 2008.
The foregoing summary of Mr. Girin’s revised compensation package does not purport to be complete and is qualified in its entirety by reference to his offer letter, a copy of which is included as Exhibit 10.1 to this report and is incorporated herein by this reference.
In connection with Mr. Jenusaitis’ resignation, ev3 and Mr. Jenusaitis have entered into a Separation Agreement and Release of Claims, dated as of July 18, 2008 (the “Separation Agreement”). The Separation Agreement provides for the following, among other things:
•	cash payments by ev3 to Mr. Jenusaitis in an aggregate amount equal to his annual base salary of $323,644, paid in accordance with the Company’s normal payroll practices, in the form of salary continuation over the next 12 months;

•	a lump sum cash payment equal to Mr. Jenusaitis’ annual incentive plan payout (which was 60% of his annual base salary) to be determined and paid in early 2009 based on ev3’s financial performance for 2008 and prorated through July 18, 2008;

•	if timely elected, payment of COBRA continuation coverage premiums through December 31, 2009.

•	payment of outplacement services for a period of three months from the date of his resignation.
The Separation Agreement also includes a general release of claims against ev3 by Mr. Jenusaitis and an agreement by Mr. Jenusaitis to cooperate with respect to any future investigations and litigation.
The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is included as Exhibit 10.2 to this report and is incorporated herein by this reference.
In addition to the foregoing, ev3 and Mr. Jenusaitis entered into a Consulting Agreement, dated as of July 18, 2008 (the “Consulting Agreement”), pursuant to which Mr. Jenusaitis will serve as a consultant until July 18, 2009 reporting to ev3’s Chief Executive Officer. Mr. Jenusaitis will receive $1,000 per month for up to 10 hours of consulting services per month and will be compensated at a rate of $150 per hour for any consulting services in excess of the foregoing. The Consulting Agreement also contains customary confidentiality provisions.
The foregoing summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is included as Exhibit 10.3 to this report and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description

10.1	Offer Letter effective July 18, 2008 between ev3 Inc. and Pascal E.R. Girin

10.2	Separation Agreement and Release of Claims dated as of July 18, 2008 between ev3 Endovascular, Inc. and Matthew Jenusaitis

10.3	Consulting Agreement dated as of July 18, 2008 between ev3 Endovascular, Inc. and Matthew Jenusaitis

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2008	ev3 INC.
	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Senior Vice President, Secretary and Chief Legal Officer

ev3 Inc.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Offer Letter effective July 18, 2008 between ev3 Inc. and Pascal E.R. Girin	Filed herewith

10.2	Separation Agreement and Release of Claims dated as of July 18, 2008 between ev3 Endovascular, Inc. and Matthew Jenusaitis	Filed herewith

10.3	Consulting Agreement dated as of July 18, 2008 between ev3 Endovascular, Inc. and Matthew Jenusaitis	Filed herewith